Exhibit 10.1

Restatement and Amendment Agreement dated as of February 27, 2024 (the Signing Date) in respect of the Share Subscription Facility Agreement dated as of January 20, 2021 by and among

RELIEF THERAPEUTICS Holding SA	(the Company)
Avenue de Sécheron 15 1202 Genève Switzerland and

GEM Global Yield LLC SCS	(the Purchaser)
12-C rue Guillaume J Kroll L-1882 Luxembourg and

GEM Yield Bahamas Ltd	(GEMYB)
Office of Lennox Paton Corporate Services Limited Bayside Executive Park Building 3 West Bay Street P.O. Box N-4875 Nassau Island of New Providence Commonwealth of the Bahamas

(the Company, the Purchaser and GEMYB each a Party and together the Parties)

Restatement and Amendment Agreement dated as of February 27, 2024 in respect of the Share Subscription Facility Agreement by and among RELIEF THERAPEUTICS Holding SA, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd of January 20, 2021

Table of Contents

Whereas		3

1.	Definitions and References	3

2.	Restatement of, and Amendments to, the Agreement	3

2.1	Amendment of Section 2.4 (Fee) of the Agreement	3
2.2	Promissory Note	4
2.3	Commitment Period	4

3.	Representations, Warranties and Undertakings of the Company	4

4.	Representations, Warranties and Undertakings of the Purchaser	4

5.	Miscellaneous	5

Annex 7 – Form of New Promissory Note		7

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Restatement and Amendment Agreement dated as of February 27, 2024 in respect of the Share Subscription Facility Agreement by and among RELIEF THERAPEUTICS Holding SA, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd of January 20, 2021

Whereas

A.	The Parties had concluded the Share Subscription Facility Agreement dated as of January 20, 2021 (the Agreement) and the Promissory Note of even date providing for a Fee in the amount of CHF 1,250,000.

B.	The Commitment Period under the Agreement has expired on January 20, 2024. The Parties wish to restate and amend the Agreement and to extend the Commitment Period under the Agreement for three more years.

C.	Further, GEMYB wishes to waive any and all of its rights under and in connection with the current outstanding Promissory Note under the Agreement as per Annex 7 (Form of Promissory Note) (the Previous Promissory Note) and replace the Previous Promissory Note in its entirety by a new Promissory Note pursuant to Annex 7 (Form of New Promissory Note) hereof (the New Promissory Note) providing for the grant by the Company of 3,350,000 warrants for subscribing an equal number of Ordinary Shares at an exercise price of CHF 1.70 to GEMYB, exercisable until January 20, 2027 (the Warrants).

D.	However, the Parties take note and acknowledge that the Ordinary Shares are from time-to-time trading below their par value. Given that for the issuance of new Share at least their nominal value has to be paid-in, drawdowns under the Agreement are not feasible if and when the Ordinary Shares are trading below their par value.

Now, therefore, the Parties hereto agree as follows:

1.	Definitions and References

(a)	Capitalized terms used in this Restatement and Amendment Agreement and not defined otherwise shall have the meanings assigned to them in the Agreement.

(b)	References to clauses and Annexes are, save where the context otherwise requires, to clauses of and Annexes to this Restatement and Amendment Agreement.

2.	Restatement of, and Amendments to, the Agreement

The Parties hereby agree that the Agreement shall be restated.

Further, the Agreement shall hereby be amended as set out in this Section 2 (Restatement of, and Amendments to, the Agreement) and Annex 7 (Form of New Promissory Note) below. To the extent not amended by this Restatement and Amendment Agreement, the Agreement shall remain in full force and effect.

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Restatement and Amendment Agreement dated as of February 27, 2024 in respect of the Share Subscription Facility Agreement by and among RELIEF THERAPEUTICS Holding SA, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd of January 20, 2021

2.1	Amendment of Section 2.4 (Fee) of the Agreement

Section 2.4 (Fee) of the Agreement shall be deleted and replaced in its entirety by the following provision:

2.4   Fee (Warrants)

(a)	The Company shall grant to GEMYB a fee consisting of 3,350,000 warrants for subscribing Ordinary Shares at an exercise price of CHF 1.70 (the Fee). The Company shall, on the date of this Agreement, provide a Promissory Note as evidence of its obligation to pay the Fee.

(b)	The Fee shall be granted upon the Company's registration of a reduction in the nominal value of the Ordinary Shares to CHF 1.70 or lower with the Geneva commercial register. Such registration is subject to the approval of a reduction in nominal value by the Company's shareholders at a general meeting.

2.2	Promissory Note

The Previous Promissory Note shall hereby be canceled and revoked and GEMYB hereby waives any and all of its rights under and in connection with the Previous Promissory Note.

Annex 7 (Form of Promissory Note) of the Agreement shall be deleted and replaced in its entirety by Annex 7 (Form of New Promissory Note) hereof.

Any references in the Agreement to the Promissory Note shall forthwith be construed as references to the New Promissory Note.

2.3	Commitment Period

The definition of the Commitment Period as set forth in Annex 1 (Definitions) of the Agreement shall be deleted and replaced in its entirety by the following definition:

Commitment Period	the period commencing on the date of this Agreement and expiring on the earlier of: (a) the sixth (6th) anniversary of the date of this Agreement; and (b) the date on which the Purchaser has subscribed for Ordinary Shares with an aggregate Subscription Price of CHF 50,000,000 pursuant to this Agreement;

3.	Representations, Warranties and Undertakings of the Company

The provisions of Section 5 (Representations, Warranties and Undertakings of the Company) of the Agreement are hereby incorporated by reference into this Restatement and Amendment Agreement and shall apply mutatis mutandis hereto and be repeated as of the Signing Date.

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Restatement and Amendment Agreement dated as of February 27, 2024 in respect of the Share Subscription Facility Agreement by and among RELIEF THERAPEUTICS Holding SA, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd of January 20, 2021

4.	Representations, Warranties and Undertakings of the Purchaser

The provisions of Section 6 (Representations, Warranties and Undertakings of the Purchaser) of the Agreement are hereby incorporated by reference into this Restatement and Amendment Agreement and shall apply mutatis mutandis hereto and be repeated as of the Signing Date.

5.	Miscellaneous

The provisions of Section 9 (Miscellaneous) of the Agreement are hereby incorporated by reference into this Restatement and Amendment Agreement and shall apply mutatis mutandis hereto.

[signatures on next page]

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Restatement and Amendment Agreement dated as of February 27, 2024 in respect of the Share Subscription Facility Agreement by and among RELIEF THERAPEUTICS Holding SA, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd of January 20, 2021

Executed as of the date written on the cover page to this Restatement and Amendment Agreement

RELIEF THERAPEUTICS Holding SA
/s/ Michelle Lock	/s/ Jeremy Meinen
Name: Michelle Lock Function: CEO	Name: Jeremy Meinen Function: CFO

GEM Global Yield LLC SCS
/s/ Christopher Brown
Name: Christopher Brown Function: Manager

GEM Yield Bahamas Ltd
/s/ Christopher Brown
Name: Christopher Brown Function: Director

NB: This agreement and the enclosed promissory note, dated February 27, 2024, cancel and replace the previous agreement and promissory note labeled as 'draft' and previously signed and dated on the same date. Except for the correction of typographical errors, all terms and conditions remain unchanged.

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Restatement and Amendment Agreement dated as of February 27, 2024 in respect of the Share Subscription Facility Agreement by and among RELIEF THERAPEUTICS Holding SA, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd of January 20, 2021

Annex 7 – Form of New Promissory Note

Promissory Note

of

RELIEF THERAPEUTICS Holding SA

Date: February 27, 2024

In consideration for entry by GEM Yield Bahamas Ltd (the Beneficiary) into the Share Subscription Facility Agreement (as amended by the Restatement and Amendment Agreement) entered into between RELIEF THERAPEUTICS Holding SA, a company limited by shares registered in Switzerland whose registered address is at Avenue de Sécheron 15, 1202 Genève, Switzerland (the Company), the Share Providers, GEM GLOBAL YIELD LLC SCS and the Beneficiary on or about the date of this Promissory Note, the Company hereby promises to grant to the order of the Beneficiary

3,350,000 (three million three hundred fifty thousand) Warrants to subscribe for an equivalent number of Ordinary Shares at an exercise price of CHF 1.70

(the Fee)

upon the Company's registration of a reduction in the nominal value of the Ordinary Shares to CHF 1.70 or lower with the Geneva commercial register (the Grant Date). Such registration is subject to the approval of a reduction in nominal value by the Company's shareholders at a general meeting.

The Warrants will be exercisable until January 20, 2027, in whole or in part at any time after the Grant Date. Warrants which are not exercised during that period shall expire without any compensation being payable.

This Promissory Note and any dispute or claim arising out of or in connection with it or its subject matter (including non-contractual disputes or claims) is governed by and shall be construed and take effect in accordance with the laws of Switzerland without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Switzerland. Any dispute, controversy or claim arising out of, in connection with or relating to this Promissory Note (or subsequent amendments thereof), including without limitation, disputes, controversies or claims regarding its existence, validity, invalidity, breach or termination, shall be finally resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers' Arbitration Institution in force on the date on which the Notice of Arbitration (as such term is defined in the Swiss Rules of International Arbitration of the Swiss Chambers' Arbitration Institution) is submitted in accordance with such rules. The number of arbitrators shall be one. The seat of the arbitration shall be Zurich. The arbitral proceedings shall be conducted in English.

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Restatement and Amendment Agreement dated as of February 27, 2024 in respect of the Share Subscription Facility Agreement by and among RELIEF THERAPEUTICS Holding SA, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd of January 20, 2021

Defined terms used in this Promissory Note and not defined therein shall have the same meaning as in the Share Subscription Facility Agreement executed between the Company, the Share Providers, the Beneficiary and GEM GLOBAL YIELD LLC SCS on the date hereof.

In witness whereof this Promissory Note is executed on the date first above written.

RELIEF THERAPEUTICS Holding SA
/s/ Michelle Lock	/s/ Jeremy Meinen
Name: Michelle Lock Function: CEO	Name: Jeremy Meinen Function: CFO

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